Exhibit 1.1

TRANSOCEAN INC.

TRANSOCEAN LTD.

5.050% Senior Notes due 2016
6.375% Senior Notes due 2021

7.350% Senior Notes due 2041

UNDERWRITING AGREEMENT

November 30, 2011

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Mitsubishi UFJ Securities (USA), Inc.,

As representatives (the “Representatives”) of the several
Underwriters named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, New York 10019

Ladies and Gentlemen:

Transocean Inc., a Cayman Islands exempted company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I(a) hereto (the “Syndicate A Underwriters”) an aggregate of $1,000,000,000 principal amount of the 5.050% Senior Notes specified above (the “2016 Notes”).

The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I(b) hereto (the “Syndicate B Underwriters”) an aggregate of $1,200,000,000 principal amount of the 6.375% Senior Notes specified above (the “2021 Notes”).

The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I(c) hereto (the “Syndicate C Underwriters”, and, together with the Syndicate A Underwriters and the Syndicate B Underwriters, the

“Underwriters”) an aggregate of $300,000,000 principal amount of the 7.350% Senior Notes specified above (the “2041 Notes”, and, together with the 2016 Notes and the 2021 Notes, the “Notes”).

Each series of the Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, interest and all other amounts due under the Notes (the “Guarantees” and, together with the Notes, the “Securities”) by Transocean Ltd., a Swiss corporation (the “Guarantor” and, together with the Company, the “Issuers”).

1.             Each of the Company and the Guarantor represents and warrants to, and agrees with, each of the Underwriters that:

(a)           An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-169401) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto became effective on filing, and no stop order suspending the effectiveness of such registration statement, or any part thereof, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Issuers (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and

any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter through the Representatives expressly for use therein;

(c)           For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern Time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter through the Representatives expressly for use therein;

(d)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the date thereof as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus;

(f)            None of the Guarantor, the Company or any of their subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except for losses or interferences that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of either Issuer and its subsidiaries considered as one enterprise (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the share capital of the Guarantor (other than pursuant to any employee benefit plan of the Guarantor) or increase in long-term debt of either Issuer or any of its subsidiaries or any change that would have a Material Adverse Effect or any development involving a prospective change that to the best knowledge of the Company or the Guarantor would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)           The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, and the Guarantor has been duly incorporated and is validly existing as a corporation under the laws of Switzerland, each with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each subsidiary of the Issuers listed on Schedule III has been duly organized and is validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization;

(h)           The Guarantor has an authorized capitalization as set forth in the Pricing Disclosure Package and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable;

(i)            The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of December 11, 2007 (the “Original Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the third supplemental indenture thereto dated as of December 18, 2008   (the “Third Supplemental Indenture”) among the Company, the Guarantor and the Trustee, and the fifth supplemental indenture thereto, to be dated as of December 5, 2011 (the “Fifth Supplemental Indenture” and, together with the Original Indenture and the Third Supplemental Indenture, the “Indenture”) among the Company, the Guarantor and the Trustee, under which the Securities are to be issued; the Guarantees have been duly authorized and, when the Notes have been issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture, under which the Guarantees are to be issued; each of the Original Indenture, the Third Supplemental Indenture and the Fifth Supplemental Indenture has been duly authorized and, in the case of the Fifth Supplemental Indenture, when executed and delivered by the Company, the Guarantor and the Trustee, will constitute at the Time of Delivery a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought; the Securities and the Indenture will conform, in all material respects, to the descriptions thereof in the Pricing Disclosure Package and the Prospectus; and the Indenture has been duly qualified under the Trust Indenture Act;

(j)            The issue and sale of the Securities and the compliance by the Issuers with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either Issuer or any of its subsidiaries is a party or by which either Issuer or any of its subsidiaries is bound or to which any of the property or assets of either Issuer or any of its subsidiaries is subject, nor will such action result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over either Issuer or any of its subsidiaries or any of their properties, except for any such conflict, breach, violation or default which (A) would not, individually or in the aggregate, have a Material Adverse Effect, (B) would not impair the Issuers’ ability to perform their obligations hereunder or under the Securities or the Indenture and (C) would not have any material adverse effect upon the consummation of the transactions contemplated hereby and thereby, and (ii) will not result in any violation of the provisions of the Memorandum and Articles of Association of the Company or the Articles of Association of the Guarantor; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes, the making of the Guarantees or the consummation by the Issuers of the transactions contemplated by this Agreement or the Indenture except such as have been, or will be at the time of such issue and sale or the time of consummation of such transaction, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(k)           Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which either Issuer or any of its subsidiaries is a party or of which any property of either Issuer or any of its subsidiaries is the subject, which, if determined adversely to either Issuer or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Issuers’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l)            None of the Company, the Guarantor or any of their subsidiaries is in violation of its Memorandum and Articles of Association, its Articles of Association and Organizational Regulations, its Certificate of Incorporation or Bylaws, or equivalent documentation, as the case may be, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect;

(m)          The statements set forth in the Pricing Disclosure Package under the captions “Description of the Notes and Guarantees,” and “Description of Transocean Inc. Debt Securities and Transocean Ltd. Guarantee,” insofar as they purport to constitute a summary of the terms of the Securities, under the captions “Cayman Islands Tax Consequences,” “Swiss Tax Consequences,” “Material U.S. Federal Income Tax Considerations,” and under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n)           Each Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)           (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, each of the Issuers was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Issuers or another offering participant made a bona fide offer (within the meaning of

Rule 164(h)(2) under the Act) of the Securities, neither Issuer was an “ineligible issuer” as defined in Rule 405 under the Act;

(p)           Ernst & Young LLP, who have certified certain financial statements of the Guarantor and its subsidiaries and have audited the Guarantor’s internal control over financial reporting are independent registered public accountants;

(q)           The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  Management of the Guarantor assessed internal control over financial reporting of the Guarantor as of December 31, 2010 and concluded internal control over financial reporting was effective as of such date.  The Issuers are not aware of any material weaknesses in the Guarantor’s internal control over financial reporting;

(r)            Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting;

(s)           The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Guarantor in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Guarantor’s management and such disclosure controls and procedures were effective as of September 30, 2011;

(t)            Except as disclosed in the Pricing Disclosure Package and the Prospectus, under the current laws and regulations of the Cayman Islands, Switzerland and any political subdivision thereof, all interest, principal, premium, if any, and any other payments due or made on the Securities may be paid by the Issuers to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands or Switzerland, and all such payments made to holders thereof who are non-residents of the Cayman Islands or Switzerland will not be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands, Switzerland or any political subdivision or taxing authority thereof or therein, and, except for the stamp duty described in the Pricing Disclosure Package and the Prospectus, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Switzerland or any political subdivision or taxing authority thereof or therein; and

(u)           Prior to the date of this Agreement, none of the Company, the Guarantor nor any of their affiliates have taken any action which is designed to or which has constituted, or which might have been expected to cause or result in, the stabilization or manipulation of the price of any security of either Issuer in connection with the offering of the Securities.

2.             (a)         Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Syndicate A Underwriters, and each of the Syndicate A Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.306% of the principal amount thereof, plus accrued interest, if any, from December 5, 2011 to the Time of Delivery (as defined below), the principal amount of 2016 Notes set forth opposite the name of such Underwriter in Schedule I(a) hereto;

(b)           Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Syndicate B Underwriters, and each of the Syndicate B Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.296% of the principal amount thereof, plus accrued interest, if any, from December 5, 2011 to the Time of Delivery, the principal amount of 2021 Notes set forth opposite the name of such Underwriter in Schedule I(b) hereto;

(c)           Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Syndicate C Underwriters, and each of the Syndicate C Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.121% of the principal amount thereof, plus accrued interest, if any, from December 5, 2011 to the Time of Delivery, the principal amount of 2041 Notes set forth opposite the name of such Underwriter in Schedule I(c) hereto; and

3.             Upon the authorization by the Representatives of the release of the 2016 Notes, the several Syndicate A Underwriters propose to offer the 2016 Notes for sale upon the terms and conditions set forth in the Prospectus, upon the authorization by the Representatives of the release of the 2021 Notes, the several Syndicate B Underwriters propose to offer the 2021 Notes for sale upon the terms and conditions set forth in the Prospectus, upon the authorization by the Representatives of the release of the 2041 Notes, the several Syndicate C Underwriters propose to offer the 2041 Notes for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)         The 2016 Notes, 2021 Notes and 2041 Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities (which will include the related Guarantees) in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance of the Time of Delivery, by causing DTC to credit the Securities to the account specified by the Representatives at DTC.  The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 5, 2011 or such other time and date the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Securities is herein called the “Time of Delivery”.

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 9:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             The Issuers agree with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Issuers with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection pursuant to Rule

401(g)(2) under the Act, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)           If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus (other than required periodic reports filed nine months or more after the date of the prospectus that do not directly relate to the offering of the Securities) which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(c)           If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Issuers will file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives.  If at the Renewal Deadline the Issuers are no longer eligible to file an automatic shelf registration statement, the Issuers will, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use their reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Issuers will use their reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  Any expenses in connection with the preparation, printing, reproduction and filing of such new shelf registration statement (including the fees, disbursements and expenses of the Company’s counsel and accountants in connection therewith) shall be paid by the Underwriters.

(d)           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Issuers shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)           Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance (it being understood that (i) the Issuers are not required to so notify the Underwriter, if the Underwriter has previously notified the Issuers that it has completed its resale of the Securities purchased by it hereunder and that (ii) it would not be reasonable for the Underwriter to request any such copies if the Underwriter has completed its resale of the Securities purchased by it hereunder); and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)            During the period beginning from the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of either Issuer that are substantially similar to the Notes, without the prior written consent of the Representatives;

(g)           To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(h)           To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158).

(i)            To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

6.             (a)         (i)  The Issuers represent and agree that, other than the free writing prospectuses listed on Schedule II hereto, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)           Each Underwriter represents and agrees that, without the prior consent of the Issuers and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)          Any such free writing prospectus the use of which has been consented to by the Issuers and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II hereto.

(b)           The Issuers have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)           The Issuers agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuers will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter through the Representatives expressly for use therein.

7.             The Issuers covenant and agree with the several Underwriters that the Issuers will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuers’ counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing certificates for the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of their respective obligations hereunder that are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.             The obligations of the Underwriters shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuers herein are, at and as of the Time of Delivery, true and correct, the condition that the Issuers shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)           Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion, dated the Time of Delivery, with respect to the Securities, the Indenture, the Registration Statement, the Prospectus, the Pricing Disclosure Package and such other matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Ogier, special Cayman Islands counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, substantially in the form of Annex II(a) hereto and reasonably acceptable to the Representatives;

(d)           Baker Botts L.L.P., United States counsel for the Issuers, shall have furnished to the Representatives a written opinion, dated the Time of Delivery, substantially in the form of Annex II(b) hereto and reasonably acceptable to the Representatives;

(e)           Heather G. Callender, Associate General Counsel of the Guarantor, shall have furnished to the Representatives a written opinion, dated the Time of Delivery, substantially in the form of Annex II(c) hereto and reasonably acceptable to the Representatives;

(f)            Homburger AG, special Swiss counsel for the Guarantor, shall have furnished to the Representatives a written opinion, dated the Time of Delivery, substantially in the form of Annex II(d) hereto and reasonably acceptable to the Representatives;

(g)           On the date of the Pricing Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance agreed by the Representatives prior to the execution of this Agreement;

(h)           None of the Guarantor, the Company or any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that would, individually or in the aggregate, have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital of the Guarantor (other than pursuant to any employee benefit plan of the Guarantor) or increase in long-term debt of either Issuer or any of its subsidiaries or any change that would have a Material Adverse Effect, or any development involving a prospective change that would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i)            On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and

(k)           The Company and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate or certificates of officers of the Company and the Guarantor, respectively, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantor of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Representatives may reasonably request.

9.             (a)         The Issuers will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither Issuer shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives expressly for use therein.

(b)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability (x) that it may have to any indemnified party otherwise than under such subsection or (y) to the extent that the indemnifying party does not suffer actual prejudice as a result of such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then, except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action, proceeding or investigation as contemplated by subsection (c) of this Section 9, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then, except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action, proceeding or investigation as contemplated by subsection (c) of this Section 9, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Issuers under this Section 9 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers and to each person, if any, who controls the Issuers within the meaning of the Act.

10.           (a)         If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Issuers that the Representatives have so arranged for the purchase of such Securities, or the Issuers notify the Representatives that they have so arranged for the purchase of such Securities, the Representatives or the Issuers shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Issuers agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuers as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuers as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Issuers, except for the expenses to be borne by the Issuers and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Issuers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Issuers, or any officer or director or controlling person of the Issuers, and shall survive delivery of and payment for the Securities.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, the Issuers shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuers as provided herein, the Issuers will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Issuers shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives.

14.           All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD; and Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Capital Markets Group (Fax: (646) 434-3455); and if to the Issuers shall be delivered or sent by mail, telex or facsimile transmission to 4 Greenway Plaza, Houston, Texas 77046 (Fax: (713) 232-7511), Attention: Heather G. Callender; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Issuers by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuers and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Issuers and each person who controls an Issuer or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.           The Issuers acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuers, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuers with respect to the offering contemplated hereby or the process leading to the offering of the Securities (irrespective of whether such Underwriter has advised or is currently advising the Issuers on other matters) or any other obligation to the Issuers except the obligations expressly set forth in this Agreement and (iv) the Issuers have consulted their own legal and financial advisors to the extent they deemed appropriate.  The Issuers agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading to the offering of the Securities.

18.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Underwriters, or any of them, with respect to the offering of the Securities.

19.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.           Each of the Issuers and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.           Notwithstanding anything herein to the contrary, the Issuers are authorized to disclose to any persons the U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to either Issuer relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Issuers.  It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuers for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

Transocean Inc.

By:	/s/ C. Stephen McFadin
	Name:	C. Stephen McFadin
	Title:	President

Transocean Ltd.

By:	/s/ Ricardo H. Rosa
	Name:	Ricardo H. Rosa
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Mitsubishi UFJ Securities (USA), Inc.,

As Representatives of the several Underwriters

By:	Barclays Capital Inc.

By:	/s/ Paul Bjorneby
	Name:	Paul Bjorneby
	Title:	Managing Director

By:	Credit Suisse Securities (USA) LLC

By:	/s/ David B. Andrews
	Name:	David B. Andrews
	Title:	Managing Director

By:	Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ Spencer Huston
	Name:	Spencer Huston
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I(a)

Underwriter	Aggregate Principal Amount of 2016 Notes to be Purchased
Barclays Capital Inc.	$10,000,000
Credit Suisse Securities (USA) LLC	$10,000,000
Mitsubishi UFJ Securities (USA), Inc.	$200,000,000
Wells Fargo Securities, LLC	$150,000,000
Citigroup Global Markets Inc.	$130,000,000
J.P. Morgan Securities LLC	$130,000,000
Credit Agricole Securities (USA) Inc.	$110,000,000
DNB Markets, Inc.	$110,000,000
Goldman, Sachs & Co.	$130,000,000
Standard Chartered Bank	$20,000,000
Total	$1,000,000,000

SCHEDULE I(b)

Underwriter	Aggregate Principal Amount of 2021 Notes to be Purchased
Barclays Capital Inc.	$12,000,000
Credit Suisse Securities (USA) LLC	$12,000,000
Mitsubishi UFJ Securities (USA), Inc.	$240,000,000
Wells Fargo Securities, LLC	$180,000,000
Citigroup Global Markets Inc.	$156,000,000
J.P. Morgan Securities LLC	$156,000,000
Credit Agricole Securities (USA) Inc.	$132,000,000
DNB Markets, Inc.	$132,000,000
Goldman, Sachs & Co.	$156,000,000
Standard Chartered Bank	$24,000,000
Total	$1,200,000,000

SCHEDULE I(c)

Underwriter	Aggregate Principal Amount of 2041 Notes to be Purchased
Barclays Capital Inc.	$3,000,000
Credit Suisse Securities (USA) LLC	$3,000,000
Mitsubishi UFJ Securities (USA), Inc.	$60,000,000
Wells Fargo Securities, LLC	$45,000,000

Citigroup Global Markets Inc.	$39,000,000
J.P. Morgan Securities LLC	$39,000,000
Credit Agricole Securities (USA) Inc.	$33,000,000
DNB Markets, Inc.	$33,000,000
Goldman, Sachs & Co.	$39,000,000
Standard Chartered Bank	$6,000,000
Total	$300,000,000

SCHEDULE II

(a)                                  Issuer Free Writing Prospectuses:

(1)                                  Pricing Term Sheet dated November 30, 2011, substantially in the form attached hereto as Annex A to Schedule II.

(2)                                  Electronic roadshow, available on www.netroadshow.com on November 30, 2011.

(b)                                 Additional Documents Incorporated by Reference:

None.

ANNEX A
TO
SCHEDULE II
FORM OF PRICING TERM SHEET

Filed pursuant to Rule 433
Registration No. 333-169401

Pricing Term Sheet
November 30, 2011

TRANSOCEAN INC.

$1,000,000,000 5.050% SENIOR NOTES DUE 2016

$1,200,000,000 6.375% SENIOR NOTES DUE 2021

$300,000,000 7.350% SENIOR NOTES DUE 2041

Fully and Unconditionally Guaranteed By
Transocean Ltd.

Issuer:	Transocean Inc.

Guarantor:	Transocean Ltd. (NYSE: RIG) (SIX: RIGN)

Title of securities:	5.050% Senior Notes Due 2016 (“2016 Notes”) 6.375% Senior Notes Due 2021 (“2021 Notes”) 7.350% Senior Notes Due 2041 (“2041 Notes”)

Ratings (Moody’s/S&P/Fitch)*:

Aggregate principal amount offered:	2016 Notes: $1,000,000,000 2021 Notes: $1,200,000,000 2041 Notes: $300,000,000

Note denominations:	$1,000 and integral multiples of $1,000

Trade date:	November 30, 2011

Settlement date (T+3):	December 5, 2011

Final maturity dates:	2016 Notes: December 15, 2016 2021 Notes: December 15, 2021 2041 Notes: December 15, 2041

Interest payment dates:	June 15 and December 15 of each year, commencing on June 15, 2012

Optional redemption:

Redeemable at any time at an amount equal to the principal amount plus a make whole premium, using a discount rate of Treasury plus 50 bps in the case of the 2016 Notes, Treasury plus 50 bps in the case of the 2021 Notes and Treasury plus 50 bps in the case of the 2041 Notes

Coupon:	2016 Notes: 5.050% 2021 Notes: 6.375% 2041 Notes: 7.350%

Interest rate adjustment:

The interest rate payable on the notes of each series will be subject to adjustment from time to time if Moody’s or S&P downgrades (or downgrades and subsequently upgrades) the credit rating assigned to such series of notes as described in the section of the preliminary prospectus supplement dated November 30, 2011 relating to the notes entitled ‘‘Description of the Notes and Guarantees—Interest Rate Adjustment.”

Treasury benchmark:	2016 Notes: 0.875% due November 30, 2016 2021 Notes: 2.000% due November 15, 2021 2041 Notes: 3.750% due August 15, 2041

Benchmark yield:	2016 Notes: 0.971% 2021 Notes: 2.082% 2041 Notes: 3.050%

Spread to benchmark:	2016 Notes: +410 bps 2021 Notes: +430 bps 2041 Notes: +430 bps

Yield to maturity:	2016 Notes: 5.071% 2021 Notes: 6.382% 2041 Notes: 7.350%

Price to public:	2016 Notes: 99.906% 2021 Notes: 99.946% 2041 Notes: 99.996%

Proceeds to Issuer before expenses:	2016 Notes: 99.306% ($993,060,000) 2021 Notes: 99.296% ($1,191,552,000) 2041 Notes: 99.121% ($297,363,000)

Anticipated use of net proceeds:

Transocean Inc. intends to use the estimated $2,479 million of net proceeds from this offering to fund (after application of the proceeds of Transocean Ltd.’s previously announced equity offering) the expected repurchase of its Series B Convertible Senior Notes that holders of the Series B Convertible Senior Notes may require it to repurchase in December 2011.  In addition, Transocean Inc. intends to use the net proceeds from this offering to repay all commercial paper notes outstanding under its commercial paper program, which is supported by its credit facility, as they come due. Transocean Inc. intends to use the remainder, if any, of such net proceeds for general corporate purposes in its operations including but not limited to capital

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expenditures, acquisitions or repayment or refinancing of debt. Pending application of the net proceeds from the sale of the notes, Transocean Inc. intends to invest such proceeds in cash or cash equivalents.  This offering and the previously announced equity offering are not contingent upon each other.

CUSIP / ISIN:	2016 Notes: 893830 BA6 / US893830BA68 2021 Notes: 893830 BB4 / US893830BB42 2041 Notes: 893830 AZ2 / US893830AZ29

Joint Book-Running Managers:	Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Mitsubishi UFJ Securities (USA), Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

Co-Managers:	Credit Agricole Securities (USA) Inc., DNB Markets, Inc., Goldman, Sachs & Co. and Standard Chartered Bank.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Guarantor has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling:

Barclays Capital Inc. at 1-888-603-5847,

Credit Suisse Securities (USA) LLC at 1-800-221-1037, or

Mitsubishi UFJ Securities (USA), Inc. at 1-877-649-6848.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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SCHEDULE III

Identified Subsidiaries

Transocean Worldwide Inc. (Cayman Islands)

Transocean Offshore Deepwater Drilling Inc. (Delaware)

Transocean Offshore Holdings Limited (Cayman Islands)

ANNEX II(a)

1.  the Company is duly incorporated in the Cayman Islands as an exempted company pursuant to the Companies Law (2011 Revision) (the “Companies Law”), is validly existing and, as at the date of the Good Standing Certificate, was in good standing under the laws of the Cayman Islands;

2.  the Company has the full power and authority under its memorandum and articles of association to own its properties and conduct its business as described in the Prospectus;

3.  the Underwriting Agreement has been duly authorised by the Company, and assuming its due execution and delivery by the Company in the manner authorized in the Board Minutes and insofar as such matters are governed by New York law, will have been duly executed and delivered by the Company;

4.  the Notes have been duly authorised by the Company, and assuming their issuance and authentication in accordance with the terms of the Indenture, and further assuming their due execution and delivery by the Company in the manner authorized in the Board Minutes and insofar as such matters are governed by New York law, the Notes will have been duly executed and delivered by the Company;

5.  each of the Original Indenture, the Third Supplemental Indenture and the Fifth Supplemental Indenture has been duly authorised by the Company, and assuming its due execution and delivery by the Company in the manner authorized in the Board Minutes and insofar as such matters are governed by New York law, will have been duly executed and delivered by the Company;

6.  the issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in any violation of the memorandum and articles of association of the Company or any statute or any order, rule or regulation of any court or governmental agency or body in the Cayman Islands having jurisdiction over the Company;

7.  no consent, approval, authorization, order, registration or qualification of or with such court or governmental agency or body in the Cayman Islands is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Indenture;

8.  the express choice of New York law provided for in each of the Notes, the Indenture and the Underwriting Agreement will be recognised under the laws of the Cayman Islands.  Accordingly, (i) New York law will determine the validity, binding nature and enforceability of each of the Notes, the Indenture and the Underwriting Agreement, and (ii) as far as Cayman Islands law is concerned, the Notes, the Indenture and the Underwriting Agreement constitute valid and legally binding obligations of the

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Company enforceable against the Company in accordance with their respective terms; and

9.  the statements set forth in the Prospectus under the caption “Enforceability of Civil Liabilities Against Foreign Persons”, insofar as they purport to constitute a summary of Cayman Islands law and under the caption “Cayman Islands Tax Consequences”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

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Annex II(b)

1.                                       Each of the Original Indenture, the Third Supplemental Indenture and the Fifth Supplemental Indenture, assuming its due authorization by each of the Company and, in the case of the Third Supplemental Indenture and the Fifth Supplemental Indenture, the Guarantor, and further assuming its due execution and delivery by each of the Company and, in the case of the Third Supplemental Indenture and the Fifth Supplemental Indenture, the Guarantor insofar as such matters are governed by Cayman Islands law and Swiss law, respectively, has been duly executed and delivered by each of the Company and the Guarantor; and the Indenture, assuming the due authorization, execution and delivery thereof by the trustee thereunder, further assuming the due authorization thereof by each of the Company and, in the case of the Third Supplemental Indenture and the Fifth Supplemental Indenture, the Guarantor, and further assuming the due execution and delivery thereof by each of the Company and, in the case of the Third Supplemental Indenture and the Fifth Supplemental Indenture, the Guarantor insofar as such matters are governed by Cayman Islands law and Swiss law, respectively, constitutes a valid and legally binding agreement of each of the Company and, in the case of the Third Supplemental Indenture and the Fifth Supplemental Indenture, the Guarantor, enforceable against each of the Company and, in the case of the Third Supplemental Indenture and the Fifth Supplemental Indenture, the Guarantor, in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought;

2.                                       When the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the Underwriting Agreement, and assuming their due authorization, and further assuming their due execution and delivery by each of the Company and the Guarantor insofar as such matters are governed by Cayman Islands law and Swiss law, respectively, the Notes have been duly executed and delivered by each of the Company and the Guarantor and the Notes constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Guarantees constitute valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, in each case except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought;

3.                                       The Notes and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

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4.                                       The Underwriting Agreement, assuming its due authorization, and further assuming its due execution and delivery by each of the Company and the Guarantor insofar as such matters are governed by Cayman Islands law and Swiss law, respectively, has been duly executed and delivered by each of the Company and the Guarantor;

5.                                       The issue and sale of the Notes and the compliance by each of the Company and the Guarantor with all of the provisions of the Notes, the Indenture and the Underwriting Agreement and the consummation by them of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is included as an exhibit to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2010, nor will such actions result in any violation of any statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their subsidiaries or any of their properties, except for any such conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect and could not reasonably be expected to adversely affect the Company’s or the Guarantor’s ability to perform its obligations under the Underwriting Agreement, the Notes or the Indenture (it being understood that for purposes of this opinion, we are not passing upon compliance with respect to antifraud or similar provisions of any law, rule or regulation or securities laws);

6.                                       No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body which, to our knowledge, has jurisdiction over the Company, the Guarantor or any of their subsidiaries or any of their properties is required for the issue and sale of the Notes or the consummation by each of the Company and the Guarantor of the transactions contemplated by the Underwriting Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

7.                                       Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, neither will be an “investment company,” as such term is defined in the Investment Company Act; and

8.                                       The statements set forth in the Prospectus under the captions “Description of the Notes and Guarantees” and “Description of Transocean Inc. Debt Securities and Transocean Ltd. Guarantees,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees, and under the captions “Material U.S. Federal Income Tax Considerations,” “Underwriting” and “Plan of Distribution,” insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, are accurate in all material respects.

We have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the

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Company and the Guarantor, with representatives of the Guarantor’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature.  Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent stated in paragraphs 3 and 8 above).  Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a)                                  the Registration Statement, as of the latest Effective Time, the Pricing Prospectus, as of the Applicable Time, and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and

(b)                                 nothing came to our attention that caused us to believe that:

(1)                                  the Registration Statement, as of the latest Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(2)                                  the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(3)                                  the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, (b) representations and warranties and other statements of fact contained in the exhibits (i) to the Registration Statement or (ii) to documents incorporated by reference therein or (c) that part of the Registration Statement that constitutes the Form T-1.

We have relied as to matters of Cayman Islands law upon the opinion of Ogier furnished to you pursuant to Section 8(c) of the Underwriting Agreement and as to matters of

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Swiss law upon the opinion of Homburger AG furnished to you pursuant to Section 8(f) of the Underwriting Agreement.

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Annex II(c)

1.  To the best of such counsel’s knowledge, none of the Company, the Guarantor or any of their subsidiaries is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any such defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

2.  To the best of such counsel’s knowledge, other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of their subsidiaries is a party or of which any property of the Company, the Guarantor or any of their subsidiaries is the subject which, if determined adversely to the Company, the Guarantor or any of their subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

3.  The issue and sale of the Notes and the compliance by each of the Company and the Guarantor with all of the provisions of the Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel (after reasonable inquiry) to which the Company, the Guarantor or any of their subsidiaries is a party or by which the Company, the Guarantor or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of their subsidiaries is subject, except for any such conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect, would not impair the Company’s or the Guarantor’s ability to perform its obligations under the Underwriting Agreement, the Notes or the Indenture or would not have any material adverse effect upon the consummation of the transactions contemplated thereby.

4.  The documents incorporated by reference in the Prospectus (other than the financial statements and schedules, the notes thereto and the auditors’ reports thereon and the other financial and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need not comment), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

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Annex II(d)

1.  The Guarantor is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland with all requisite corporate power and authority to enter into, to perform and to conduct its business as described in the Prospectus.

2.  The Guarantor has a share capital as set forth in the Prospectus, and all of the issued shares in the Guarantor’s share capital registered in the commercial register have been duly authorized and validly issued.

3.  The Agreement has been duly authorized by the Guarantor and, assuming its due execution and delivery by the Guarantor insofar as such matters are governed by the law of the State of New York, has been duly executed and delivered by the Guarantor.

4.  The Notes and the Guarantee have been duly authorized by the Guarantor and, assuming (i) the issuance and authentication of such Notes and such Guarantee in accordance with the terms of the Indenture, and (ii) the due execution and delivery of such Notes and such Guarantee by the Guarantor insofar as such matters are governed by the law of the State of New York, the Guarantee has been duly executed and delivered by the Guarantor.

5.  Each of the Third Supplemental Indenture and the Fifth Supplemental Indenture has been duly authorized by the Guarantor and, assuming the due execution and delivery of each of the Third Supplemental and the Fifth Supplemental Indenture by the Guarantor insofar as such matters are governed by the law of the State of New York, has been duly executed and delivered by the Guarantor.

6.  The issue and sale of the Notes and the issuance of the Guarantee and the compliance by the Guarantor with all of the provisions of the Notes, the Indenture and the Agreement and the consummation of the transactions contemplated therein will not result in any violation of the Articles of Association or any mandatory provisions of the laws of Switzerland applicable to the Guarantor.

7.  No consent, approval, authorization, order, registration or qualification of or with any Swiss court or Swiss governmental agency is required for the issue and sale of the Notes and the issuance of the Guarantee or the consummation by the Guarantor of the transactions contemplated by the Agreement or the Indenture.

8.  The choice of the law of the State of New York provided for as the governing law in each of the Notes, the Indenture and the Agreement is a valid choice of law under the laws of Switzerland and, in any action brought before a court of competent jurisdiction in Switzerland relating to the Notes, the Indenture and the Agreement, the law of the State of New York would be recognized and applied by such court to all issues for which the proper or governing law of a contract is applicable under the conflict of laws rules of Switzerland; provided, however, that (i) such choice of law may not extend to non-contractual obligations, (ii) the contents of the chosen law of the State of New

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York may need to be proven as a matter of fact, and (iii) a Swiss court would apply Swiss procedural rules.

9.  As far as Swiss law is concerned, the obligations expressed to be assumed by the Guarantor under the Indenture and the Agreement constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms.

10.  The statements set forth in the Prospectus (i) under the captions “Description of Transocean Ltd. Shares” and “Change in Authorized Share Capital,” insofar as they purport to constitute a summary of the Guarantor’s shares under Swiss law and (ii) under the caption “Enforceability of Civil Liabilities Against Foreign Persons,” insofar as they purport to constitute a summary of Swiss law, each constitute a fair summary in all material respects.

11.  The statements set forth in the Prospectus under the caption “Material Swiss Tax Consequences,” insofar as such statements purport to summarize certain Swiss tax laws, regulations and regulatory practices referred to therein, constitute a fair summary of the principle Swiss tax consequences of an investment in the Notes.

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